Exhibit 99.1

JOINT FILING AGREEMENT

AGREEMENT between Arowana International Limited, Arowana Australasian Special Situations Fund 1 Pty Limited, Arowana Australasian VCMP 2, LP, Arowana Australasian Special Situations Partnership 1, LP and Arowana Energy Holdings Pty Ltd. (together, the “Parties”).

Each Party hereto represents to the other Party that it is eligible to use Schedule 13D to report its beneficial interest in shares of ordinary shares, $0.012 par value per share, of VivoPower International PLC (as amended or supplemented, the “Schedule 13D”).

Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Party to the extent it knows or has reason to believe that any information about the other Party is inaccurate. The Parties agree that the Schedule 13D is filed on behalf of each of them.

Dated: January 31, 2017

AROWANA INTERNATIONAL LIMITED

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Director

AROWANA AUSTRALASIAN SPECIAL SITUATIONS
FUND 1 PTY LIMITED

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Director

AROWANA AUSTRALASIAN VCMP 2, LP

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Director

AROWANA AUSTRALASIAN SPECIAL SITUATIONS
PARTNERSHIP 1, LP

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Director

AROWANA ENERGY HOLDINGS PTY LTD.

By:	/s/ Kevin Chin
Name: Kevin Chin
Title: Director